Exhibit 8.1
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Baidu.com, Inc.

12/F., Ideal International Plaza

No. 58, West-North 4th Ring

Haidian District

Beijing 100080, PRC

Re:	4,040,402 American Depositary Shares (the “ADSs”), representing 4,040,402 Class A Ordinary Shares of Baidu.com, Inc. (the “Company”)

Ladies and Gentlemen:

In connection with the proposed public offering of 4,040,402 American Depositary Shares (“ADSs”), each representing one Class A ordinary share, par value $0.0005 per share (“Ordinary Shares”), of the Company, pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 12, 2005, as amended to date (the “F-1 Registration Statement”), you have requested our opinion concerning the statements in the F-1 Registration Statement under the caption “Taxation—United States Federal Income Taxation.”

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the F-1 Registration Statement.

In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation, or audit of the facts set forth in the above-referenced documents.

August 4, 2005

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on such facts and subject to the limitations set forth in the F-1 Registration Statement, the statements of law or legal conclusions in the F-1 Registration Statement under the caption “Taxation—U.S. Federal Income Taxation” constitute the opinion of Latham & Watkins LLP as to the material U.S. federal income tax consequences of an investment in the ADSs or ordinary shares offered pursuant to the F-1 Registration Statement.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the F-1 Registration Statement may affect the conclusions stated herein.

This opinion is furnished to you, and is only for your use in connection with the transactions set forth in the F-1 Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the F-1 Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the F-1 Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP